Exhibit 10.01
LICENSE AGREEMENT
许可证协议

Agreement made, effective as of July 26, 2012, by and between Chimera Energy Corp of the USA, here referred to as licensee, and China Inland Oil Exploration Company of Chencunzhen, Guangdong Province, China, here referred to as licensor.

该协议由美国Chimera能源公司（这里称为被许可方）与中国广东省陈村镇中国大陆石油勘探公司（这里称为许可方）签署，生效日期为2012年7月26号。

In consideration of the mutual promises contained in this agreement, the parties agree as follows:

考虑到该协议中彼此间的承诺，双方达成以下协议：

SECTION ONE.
第一部分

GRANT OF LICENSE; DESCRIPTION OF PROCEDURE
颁发许可证；流程描述

Licensor grants to licensee a license, subject to all of the terms and conditions of this agreement, the right to institute the development and use of materials, ideas, directions and all associated Intellectual Property associated with: The exclusive use, development rights, modifications and branding of the environmentally friendly oil & gas extraction procedure for shale to replace hydraulic fracturing that is known as Non Hydraulic Extraction.

以协议中所有的条款和条件为依据，许可方授权被许可方许可证，被许可方有权制定材料的开发和使用，思路，方向以及所有相关的知识产权的使用，包括：独家使用，发展权利，修改以及为了取代水力压裂而从页岩中提取油和天然气的绿色环保过程的商标标志，这种被称为非液压萃取。

SECTION TWO.
第二部分

LIMITATION TO DESCRIBED PURPOSE
所描述目的的限制

“Non Hydraulic Fracturing” shall be used by licensee solely for development and marketing for the purpose of profit during the period beginning July 26, 2012, and continuing until this agreement is terminated as provided in this agreement.

自协议生效日，2012年7月26日起直至该协议中提供的终止时间，许可方应仅在以盈利为目的的发展及市场营销方面使用“非水力压裂”。

SECTION THREE.
第三部分

PERIODIC PAYMENTS
分期付款

Licensee shall pay licensor for this license at the rate of $ 5,000.00 USD per month, payable in advance. The first payment shall be made on the date of the beginning of the period specified above. Subsequent payments shall be made in advance promptly on the last day of each month thereafter during the continuation of this agreement.

被许可人应每月向许可人支付$ 5,000.00美元用于使用许可证，需提前付款。首付款应在上述规定的期限开始之日起支付。随后的款项应及时在本协议延续期内每月的最后一天提前支付。

SECTION FOUR.

第四部分

VARIABLE PAYMENTS
可变支付

In addition to making the payments provided for in Section Three of this agreement, licensee shall make payments based on the profits generated from Non Hydraulic Extraction. Such payments shall be at the rate of 20% of net profits generated from Non Hydraulic Extraction and any technology developed from the procedure for a period of ten years after the first revenues are generated from utilization of the Procedure. Such payments will be made on a quarterly schedule, due 30 days after the close of each quarter. Payments will be calculated under GAAP. All payments shall be supported by appropriate statements certified by licensee.

除了在本协议第三条规定的款项支付，被许可方须支付基于非液压萃取而产生利润的款项。这些款项应是从非液压萃取以及使用该流程产生的第一笔收入后10年内关于流程的任何技术的发展所产生的净利润的20％。款项应以季度支付，每季度结束后的30天内到期。款项应以公认的会计准则计算。所有的款项应由被许可方适当的声明证实。

SECTION FIVE.
第五部分

TERMINATION
协议终止

A. Either party may terminate this agreement at any time in the first 12 months, without regard to payment periods by giving written notice to the other, specifying the date of termination, such notice to be given not less than 30 days prior to the date specified in such notice for the date of termination.

任何一方在协议开始12个月内随时均可终止本协议，不考虑向对方发出书面通知的付款期限，该通知应详细说明终止本协议日期，并在指定终止日期前不超过30天发出。

B. Beginning on the 13th month, Licensor may not cancel this contract if Licensee is current on all terms and in good standing regarding the terms of this agreement. Licensee’s right to terminate this agreement at any time without regard to payment periods by giving written notice to the other shall not be affected and is extended throughout the term of this agreement. such notice to be given not less than 30 days prior to the date specified in such notice for the date of termination.

从第13个月开始，如果被许可方目前遵守所有条款并有良好的信誉，许可方不得取消本协议。不考虑向对方发出书面通知的付款期限，被许可方随时终止本协议的权利不会受到影响其延长整个协议期限。该通知应详细说明终止本协议日期，并在指定终止日期前不超过30天发出。

C. If licensee shall make an assignment for the benefit of creditors, or be placed in receivership or adjudicated a bankrupt, or take advantage of any bankruptcy or insolvency law, licensor may terminate this agreement by giving written notice to the licensee, specifying the date of termination, such notice to be given not less than 30 days prior to the date specified in such notice for the date of termination.

如果被许可方分配债权人的利益，或被接管，或被裁定破产，或利用任何破产或破产法，许可方应向被许可方发出书面通知终止本协议，该通知应详细说明终止本协议日期，并在指定终止日期前不超过30天发出。

SECTION SIX.
第六部分

GOVERNING LAW
基本法

It is agreed that this agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, USA.

经双方同意，本协议应受美国得克萨斯州的法律规定进行解释和执行，

SECTION SEVEN.
第七部分

ENTIRE AGREEMENT
全部协议

This agreement constitutes the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding on either party except to the extent incorporated in this agreement.

本协议构成双方之间的全部协议，任何事先了解或本协议的日期前的任何表现形式，除纳入本协议的范围内，不得对任何一方当事人具有约束力。

SECTION EIGHT.

第八部分

MODIFICATION OF AGREEMENT
协议的修改

Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

本协议的任何修改或任一方承担的与本协议有关的额外义务，在双方或各方授权代表签署的书面证明的情况下方才具有约束力。

SECTION NINE.

第九部分

NOTICES
通知

Any notice provided for or concerning this agreement shall be in writing and shall be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of this agreement.

任何为本协议做准备或涉及本协议的通知应以书面形式， 如发送到双方各自的地址，

须使用已认证或注册的邮件，如在本协议开始所述。

In witness, each party to this agreement has caused it to be executed on the date indicated below.

此证，本协议的双方在以下注明日期之日起执行。

/s/ Zeng Zong
Zeng Zong, Director	Date: July 26, 2012
China Inland Oil Exploration Company

/s/ Charles Grob
Charles Grob, President	Date: July 26, 2012
Chimera Energy Corp.